EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following registration statements:
(1)	Registration Statement (Form S-3 No. 333-117531) of D.R. Horton, Inc.,
(2)	Registration Statement (Form S-4 No. 333-89344) of D.R. Horton, Inc.,
(3)	Registration Statement (Form S-8 No. 33-48874) of D.R. Horton, Inc.,
(4)	Registration Statement (Form S-8 No. 33-83162) of D.R. Horton, Inc.,
(5)	Registration Statement (Form S-8 No. 333-03572) of D.R. Horton, Inc.,
(6)	Registration Statement (Form S-8 No. 333-47767) of D.R. Horton, Inc.,
(7)	Registration Statement (Form S-8 No. 333-51473) of D.R. Horton, Inc.,
(8)	Registration Statement (Form S-8 No. 333-72423) of D.R. Horton, Inc.,
(9)	Registration Statement (Form S-8 No. 333-69694) of D.R. Horton, Inc.,
(10)	Registration Statement (Form S-8 No. 333-90988) of D.R. Horton, Inc., and
(11)	Registration Statement (Form S-8 No. 333-89346) of D.R. Horton, Inc.,
of our report dated November 19, 2004 (except for paragraphs three and four of Note A, as to which the date is August 8, 2005), with respect to the consolidated financial statements of D.R. Horton, Inc. for the year ended September 30, 2004, included in this Current Report (Form 8-K).
/s/ Ernst & Young LLP
Fort Worth, Texas
August 8, 2005